Exhibit 10.7

SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the last date set forth on the signature page hereof by and between Texas Rare Earth Resources Corp., a Nevada corporation (the “Company”), and [__] (the “Subscriber”).

W I T N E S S E T H:
WHEREAS, the Company shall sell to the Subscriber, as provided herein, and the Subscriber shall purchase for the Purchase Price (i) [__] shares of Company common stock (the “Shares”) at a purchase price of $2.50 per share and (ii) and a common stock purchase warrant, the form of which is attached hereto as Exhibit A (the “Warrant”), to purchase up to [__] shares of Company common stock, exercisable for a period of five (5) years at an exercise price of $2.50 per share.  As additional consideration for the purchase of the Shares and the Warrant, the Company shall grant to the Subscriber an option (the “Option”) to purchase up to [__] shares of Company common stock (“Option Shares”) at $2.50 per share and 100% warrant coverage through the issuance of warrants (the “Option Warrant”) to purchase up to [__] shares of Company common stock at an exercise price of $2.50 per share as provided for in Section 2.3 hereof;

WHEREAS, pursuant to the Registration Rights Agreement, the form of which is attached hereto as Exhibit B (the “Registration Rights Agreement”), to be entered into by and between the Company and the Subscriber, the Company is obligated under certain circumstances to register the resale of the Shares, the shares of common stock issuable upon the exercise of the Warrants (“Warrant Shares”) under the Securities Act (as defined below); and

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	DEFINITIONS

“Action” against a Person means any lawsuit, action, proceeding or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Closing” shall have the meaning set forth in Section 2.4.

“Closing Date” shall have the meaning set forth in Section 2.4.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Material Adverse Effect” means a material and adverse effect on (i) the assets, liabilities, financial condition, business or affairs of the Company or (ii) the ability of the Company to consummate the transactions under any Transaction Document.

“Company Related Parties” shall have the meaning set forth in Section 7.2

“Concurrent Financing” shall mean the issuance of (i) up to [__] shares of common stock at a purchase price of $2.50 per share and warrants to purchase up to [__] shares of common stock at an exercise price of $2.50 per share, and (ii) an option to purchase up to [__] shares of common stock at a purchase price of $2.50 per share and an option warrant to purchase up to an additional [__] shares of common stock at a purchase price of $2.50 per share of common stock; such securities (and applicable registration rights) to be substantially identical to the Securities purchased by Subscriber pursuant to this Agreement and shall be inclusive of the Securities issued to Subscriber.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Registration Rights Agreements” means agreements providing for registration rights applicable to, and only to, the Other Registrable Securities.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercised valid jurisdiction over any such Person or Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property.

“Holder” means the record holder of the Securities.

“Indemnified Party” shall have the meaning set forth in Section 7.3.

“Indemnifying Party” shall have the meaning set forth in Section 7.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Option” shall have the meaning set forth in the recitals hereto.

“Option Shares” shall have the meaning set forth in the recitals hereto.

“Option Warrant” shall have the meaning set forth in the recitals hereto.

“Option Warrant Shares” shall have the meaning set forth in Section 2.3.

“Other Registrable Securities” shall mean (i) [__] shares of common stock (including the shares underlying outstanding common stock purchase warrants), (ii) up to [__] shares of common stock (including shares to the underlying warrants) issued to investors in the Concurrent Financing, (iii) up to [__] shares of common stock underlying options, and (iv) shares underlying warrants issued as compensation to Sunrise and/or other broker-dealers involved in the Concurrent Financing and in Subscriber’s financing.

“Party” or “Parties” means the Company and the Subscriber” party to this Agreement, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means $[__].

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means collectively the Shares, the Warrant, the Warrant Shares, the Option, the Option Shares, and the Option Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in the recitals hereto.

“Subscriber” shall have the meaning set forth in the preamble hereto.

“Subscriber Material Adverse Effect” means any material and adverse effect on (i) the ability of the Subscriber to meet its obligations under the Transaction Documents on a timely basis or (ii) the ability of the Subscriber to consummate the transactions under any Transaction Document.

“Subscriber Related Parties” shall have the meaning set forth in Section 7.1.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Warrant and any and all other agreements or instruments executed and delivered by the Parties on even date herewith or at Closing, or any amendments, supplements, continuations or modifications thereto.

“Warrant” shall have the meaning set forth in the recitals hereto.

“Warrant Shares” shall have the meaning set forth in the recitals hereto.

II.	SUBSCRIPTION, SALE AND PURCHASE OF SECURITIES

2.1 Sale and Purchase of the Securities.  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the Securities, and the Company agrees to sell to the Subscriber such Securities, in exchange for the Purchase Price.  Upon execution of this Agreement on the Signature Page, the Subscriber shall deliver the Purchase Price for the Securities, to be deposited with the Company.  At such time, the Company shall deliver certificates representing the Securities purchased by the Subscriber pursuant to this Agreement.

2.2 Issuance of Warrant.  As additional consideration for the Subscriber’s agreement to the terms and conditions of this Agreement and other valuable consideration, the Company shall issue to the Subscriber a warrant to purchase [__] shares of Company common stock, with the exercise price and other additional terms and conditions set forth in the form of Warrant attached hereto as Exhibit A.

2.3 Additional Consideration.  As additional consideration for the purchase of the Shares and the Warrant by the Subscriber, the Company hereby grants to the Subscriber an option to purchase up to [__] Option Shares at a price of $2.50 per share with 100% warrant coverage (i.e. for each share of Company common stock purchased pursuant to the exercise of the Option, the Subscriber shall be granted a five year Option Warrant to purchase an equivalent number of shares of common stock (the “Option Warrant Shares”), which shall contain the same terms and conditions set forth in the Warrant attached to this Agreement as Exhibit A).  Such option shall expire on the 120th day from the date the Company executes this Agreement (the “Option Term”). The number of Option Shares and Option Warrant Shares and their respective exercise prices shall be subject to the adjustment provisions set forth in Section 3(a) of the Warrant.  The Option may be exercised, in whole or in part, by the Subscriber by delivering to the Company a written notice of exercise, the form of which is attached hereto as Exhibit C (“Notice of Exercise”), at least five (5) business days prior to the expiration of the Option Term.  Within two (2) business days following the receipt by the Company of the Notice of Exercise, the Company shall deliver to the Subscriber a new subscription agreement, substantially in the form of this Agreement (except for this Section 2.3) and a new registration rights agreement, substantially in the form of Exhibit B to this Agreement.  The Subscriber shall thereafter have five (5) business days to deliver to the Company (i) a signed copy of the new subscription agreement and registration rights agreement, and (ii) a wire transfer or certified or cashier’s check payable to the order of the Company in payment of the purchase price of the Option Shares; after which the Company shall deliver to the Subscriber the Option Shares and the Option Warrant (or the Option Warrant Shares if the Option Warrant is exercised).  If an executed subscription agreement and the payment of the option purchase price are not received by the Company within such five-day period and the Option Term has then expired, then the Option shall expire and will thereafter be void.  Notwithstanding anything herein to the contrary, if the outstanding shares of stock of the class then subject to the Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalization, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the exercise price and number of Option Shares, Option Warrant and Option Warrant Shares.

2.4 Closing.  The execution and delivery the Transaction Documents (other than this Agreement) and execution and delivery of all other instruments, agreements and other documents required by this Agreement (the “Closing”) shall take place as of the date hereof (the “Closing Date”).

III.	REPRESENTATIONS BY THE SUBSCRIBER

The Subscriber hereby represents and warrants to the Company that:

3.1 Investment.  The Subscriber recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (a) the Company has a limited operating history with a history of losses and requires additional funds in addition to the proceeds from the sale of the Securities; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) there is an extremely limited market for the Shares, Warrant Shares, Option Shares, and Option Warrant Shares, and an active market may never develop, and there is no market for the Warrant, the Option, or the Option Warrant, and no market will develop; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of its shares of common stock, including the Shares, Warrant Shares, Option Shares, and Option Warrant Shares.

3.2 Accredited Investor Status.  The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, and that the Subscriber is able to bear the economic risk of an investment in the Securities.

3.3 Subscriber Financial Knowledge; Advisers.  The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant, (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly),`to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Securities to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber has the capacity to protect the Subscriber’s own interests and is able to bear the economic risk that the Subscriber assumes in connection with the transaction contemplated hereby.

3.4 Receipt of Information.  The Subscriber hereby acknowledges receipt and careful review of this Agreement and any documents which may have been made available by the Company upon request by the Subscriber (collectively referred to as the “Disclosure Materials”) and hereby represents that the Subscriber (a) has carefully reviewed the Disclosure Materials and (b) has been furnished by the Company all information regarding the Company, the terms and conditions of the purchase and sale of the Securities that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the purchase and sale of the Securities.

3.5 Investigation; Solicitation.

(a) In making the decision to invest in the Securities, the Subscriber has relied upon the information provided by the Company in the Disclosure Materials.  To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder.  The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of the Subscriber’s consideration of an investment in the Securities other than made in connection with the Disclosure Materials.

(b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof), (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising, and (iii) the Subscriber’s substantive relationship with the placement agent predates the placement agent’s contact with the Subscriber regarding an investment in the Securities.

3.6 Restricted Securities.

(a) The Subscriber hereby acknowledges that the purchase and sale of the Securities has not been reviewed by the SEC nor any state regulatory authority since the purchase and sale of the Securities is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder.  The Subscriber understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

(b) The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.7 Securities for the Subscriber’s Account.  The Subscriber understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention.  Accordingly, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment and not with an intent to resell or distribute to others.  The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

3.8 Market for Securities.  The Subscriber understands that there is a limited trading market for the Shares, the Warrant Shares, the Option Shares, and the Option Warrant Shares and that an active market may not develop for such securities; that there is no market for the Warrant, the Option, or the Option Warrant, and no market will develop.  The Subscriber understands that even if an active market develops for the Shares, the Warrant Shares, the Option Shares, or the Option Warrant Shares, Rule 144 promulgated under the Securities Act (“Rule 144”) requires for non-affiliates, among other conditions, a six-month holding period commencing as of the date that the Company executes this Agreement.  The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws other than as set forth in the Registration Rights Agreement.

3.9 Company Reliance.  The Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company and the principals and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and the undersigned’s suitability to acquire Securities.

3.10 Company Investigation.  The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call the Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber.  The Subscriber hereby further represents that the address of the Subscriber furnished by the Subscriber on the Signature Page is the Subscriber’s principal business address.

3.11 Fractional Units; Stop Orders.  The Subscriber agrees that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to accept subscriptions for fractional shares of the Shares, Warrant Shares, or Option Shares, and to issue stop transfer instructions to its transfer agent with respect to the Securities.

3.12 Authority; Enforcement.

(a) The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities.  This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(b) If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

IV.	REPRESENTATIONS BY THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

4.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business in all jurisdictions in which the failure to be so qualified would result in a Company Material Adverse Effect.  The Company has all requisite power and authority (i) to own and lease the Properties and assets it currently owns and leases and it contemplates owning and leasing and (ii) to conduct its activities as such activities are currently conducted and as currently contemplated to be conducted.

4.2 Authorization; Enforceability.  The Company has all corporate right, power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.  All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company’s obligations hereunder has been taken.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.  The Shares, Warrant Shares, and Option Shares, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.  The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this offering.

4.3 Capitalization.

(a) The Company is currently authorized to issue 100,000,000 shares of common stock, par value $0.01, of which [__] are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, par value $0.001, none of which have been issued as of the date hereof.  All of the outstanding Company common stock and Company preferred stock have been duly authorized and validly issued and are fully paid and nonassessable.  The rights, privileges and preferences of the Company common stock and Company preferred stock are as stated in the Company’s Articles of Incorporation (the “Articles”).

(b) As of the date hereof, except for the (i) Class A Warrants to purchase of to [__] shares of its common stock, (ii) Class B Warrants to purchase up to [__] shares of its common stock, (iii) options to purchase up to [__] shares of its common stock, (iv) the Concurrent Financing, (v) penalty shares of common stock in an amount of up to [__] shares in the event that obligations under the Existing Registration Rights Agreements are not timely discharged, and (vi) derivative securities to be issued to Sunrise Financial Corp. pursuant to its engagement agreement and any other broker-dealer with respect to the Concurrent Financing (right to purchase 10% of the quantity of shares sold to protected participants at a strike price offered to the protected participants), as well as [__] shares per month to be paid to [__] during the term of its engagement agreement that expires in November 2011, unless extended, there are no outstanding options, warrants, rights (including conversion preemptive rights or similar rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.  The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(c) The Company has never made a public offering of securities or sold, offered for sale or solicited offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) in a manner that would require the registration under the Securities during the last five years.

(d) The issuance of the Warrant and Option have been duly authorized by the Company and, when issued and delivered to the Subscriber against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any and all Liens and restrictions on transfer, other than under applicable state and federal securities Laws and other than such Liens as are created by the Subscriber.

(e) The Company has reserved the Warrant Shares, Options Shares and Option Warrant Shares for issuance and has adequate authorized capital under its Articles to issue such shares when the Warrant or Option is exercised.

4.4 Audit Firms.  To current management’s knowledge, no audit firm has resigned or been dismissed as the independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

4.5 Financial Statements.

(a) The annual financial statements provided to the Subscriber covering periods from September 1, 2008 to August 31, 2010 present fairly in all material respects the financial position of the Company as of the dates indicated therein and the results of its operations for the periods specified therein; and except (i) as stated therein and (ii) for a potential derivative liability for the potential liquidated damage shares of common stock that may be issued pursuant to the Existing Registration Rights Agreements that may be reflected in the financial statements for the year ended August 31, 2010, such financial statements were prepared in conformity with GAAP, applied on a consistent basis (except for the absence of notes and as otherwise may be noted therein).

(b) LBB & Associates Ltd., LLP, who audited certain financial statements of the Company, are independent public accountants as required by the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

4.6 No Material Adverse Change.  As of the date hereof, the Company has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonable be expected to have a Company Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Company or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Company’s accounting principles, practices or methods or (iv) incurrence of material indebtedness.

4.7 Litigation.  There is no Action pending or, to the knowledge of the Company, contemplated or threatened against the Company or any of its officers (in their capacity as such), directors (in their capacity as such), Properties, which (individually or in the aggregate) reasonably would be expected to have a Company Material Adverse Effect or which challenges the validity of this Agreement or which would reasonably be expected to adversely affect or restrict the Company’s ability to consummate the transactions contemplated by the Transaction Documents.

4.8 No Conflict.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and all other agreements and instruments to be executed and delivered by the Company pursuant hereto or thereto or in connection herewith and therewith, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to the Company or any of its Properties, (b) conflict with or result in a violation of any provision of the Articles of bylaws of the Company, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which the Company is a party or by which the Company or any of its Properties may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.7 would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.9 Compliance with Laws.  The Company is not in violation of any judgment, decree or order or any Law applicable to the Company, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.  The Company possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Company Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a Company Material Adverse Effect.

4.10 Preemptive Rights or Registration Rights.  Except for the Concurrent Financing, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock of the Company pursuant to any agreement or instrument to which the Company is a party and is bound.  Except for the Existing Registration Rights Agreements and the registration rights of the Subscriber provided for in this Agreement and the exhibits hereto, the Company has not granted or agreed to grant any rights (including “piggy-back” registration rights) to have any securities of any of the Company registered with the SEC.

4.11 Property Leases.  The Company is the legal holder of certain prospect permits and that certain Mining Lease M-111331 dated as of August 17, 2010 between the State of Texas and the Company. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Company Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above. The Company has all requisite leases, licenses, authorizations, consents and approvals necessary for it to own its assets and carry on its business as now being conducted and as proposed to be conducted.

4.12 Approvals.  No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Transaction Documents to which it is a party, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.13 Offering.  Assuming the accuracy of the representations and warranties of the Subscriber contained in this Agreement, the sale and issuance of the Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act and neither the Company nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

4.14 Certain Fees.  Except for a 10% cash fee of the Purchase Price and the obligation to issue warrants to purchase 10% of the shares of Common Stock (including those underlying the Warrant and Option, if such Option is exercised) issued to Subscriber at an exercise price of $2.50 per share owed to Sunrise Securities Corp. (or other broker-dealer), no fees or commissions will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Securities or the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents.

4.15 No Side Agreements.  There are no other agreements by, among or between the Company or its Affiliates, on the one hand, and any other Person, on the other hand, with respect to the transactions contemplated by this Agreement or any of the other Transactions Documents nor promised or inducements for future transactions between or among any of such parties.

4.16 Investment Company Status.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.17 No Subsidiaries.  The Company does not have any subsidiaries or any share of ownership in any other business entity.

4.18 Real Property Holding Company Status.  The Company is not a United States real property holding corporation within the meaning Section 897(c)(1)(A)(ii) of the Internal Revenue Code, as amended.

4.19 Shell Company Status. The Company is not and has not been at any time previously an issuer described in paragraph (i)(1) of Rule 144.

4.20 Confidentiality.

(a) The Company agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between it and the Company without the Subscriber’s prior written consent, except such disclosures as may be required under applicable Law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about Subscriber, except as required by Law; provided, that, the Company will describe the name of the Subscriber in any registration statement filed pursuant to the Registration Rights Agreement in which the Shares, Warrant Shares, Option Shares, or Option Warrant Shares sold to the Subscriber are included as well as to the extent required in other in Company SEC filings.

V.	COVENANTS

5.1 Sufficiency of Authorized Stock.  During the period from the Closing Date until the date on which the Warrant, Option or Option Warrant have been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares, Option Shares and Option Warrant Shares to effectuate such exercise.  Nothing in this Section 5.1 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant, Option or Option Warrant by delivery of shares of common stock which are held in the treasury of the Company.

5.2 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

5.3 Taking of Necessary Action.  Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing, the Company and the Subscriber will use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Subscriber or the Company, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Documents.

5.4 Confidentiality.

(a) The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable Law or under any applicable order, rule or regulation.

(b) In connection with the registration statement, the Subscriber agrees to complete and deliver any such documentation as may be reasonably required by the Company, including a shareholder questionnaire, in order to satisfy the disclosure requirements for the filing of a registration statement.

(c) The Company shall disclose any and all material non-public information provided by the Company to the Subscriber upon the reasonable request of the Subscriber.

5.5 Removal of Legend.  In connection with a sale of the Securities by Subscriber in reliance on Rule 144, the Subscriber or its broker shall deliver to the Company a broker representation letter providing any information the Company deems necessary to determine that the sale of the Securities is made in compliance with Rule 144, including, as may be appropriate, a certification that the Subscriber is not an affiliate of the Company and regarding the length of time the Securities have been held. Upon receipt of such representation letter, the Company shall as soon as reasonably practicable exchange share certificates bearing the legend described in Section 3.6 for share certificates without such legend. After Subscriber or its permitted assigns have held the Securities for one year or if a registration statement covering the Securities is declared effective, if such Securities still bear the legend described in Section 3.6, the Subscriber may request the Company to remove the legend and the Company agrees to take all steps necessary to effect the removal of the legend as soon as reasonably practicable. The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 5.6, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Company any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an affiliate of the Company and regarding the length of time the Securities have been held.

5.6 Lock-Up. Without the written consent of Subscriber, for a period of six months following the date of this Agreement, the Company shall not grant, issue or sell, nor shall it cause or permit any of its directors, executive officers or other affiliates to sell, any equity or voting securities of the Company or any securities convertible thereinto or exchangeable or exercisable therefor, or take any other action that may result in the issuance of any of the foregoing, for a price less than $2.50 per share of Company common stock; provided, however. that this section shall not apply to: (i) shares of Common Stock issued or issuable upon conversion, exercise or exchange of any convertible securities or exercise of any options or warrants outstanding on the Effective Date or to be issued to Sunrise Securities Corp. pursuant to its engagement letter outstanding on the Effective Date; (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (iii) up to 1,000,000 options to purchase shares of Common Stock issued or issuable to officers of the Company hired after the date hereof with an exercise price not less than the lesser of (A) $2.50 per share or (B) then-current fair market value per share of the Common Stock; and (iv) any Securities issued or issuable by the Company pursuant to the Subscription Agreement, any securities issued by the Company pursuant to the Concurrent Financing, and any shares that may be issued as liquidated damages pursuant to the Existing Registration Rights Agreements.

VI.	CLOSING DELIVERABLES

6.1 Company Deliverables.  At the Closing, subject to the terms and conditions of this Agreement, the Company will deliver, or cause to be delivered to the Subscriber:

(a) The Securities, free and clear of any Liens, encumbrances or interest of any other party other than restrictions on transfer imposed by federal and state securities Laws and those imposed by Subscriber;

(b) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by the Company;

(c) The Warrant in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Company;

(d) Copies of the Articles of the Company, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

(e) A certificate of the Secretary of State of the State of Nevada, dated as of a recent date, that the Company is in good standing; and

(f) A cross-receipt, dated the Closing Date, executed by the Company and delivered to the Subscriber certifying that the Company has received the Purchase Price with respect to the Securities issued and sold to the Subscriber.

6.2 Subscriber Deliverables.  At the Closing, subject to the terms and conditions of this Agreement, the Subscriber will deliver, or cause to be delivered to the Company:

(a) Payment to the Company of the Purchase Price by wire transfer(s) of immediately available funds to an account designated by the Company in writing at least two (2) Business Days prior to Closing;

(b) The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by the Subscriber; and

(c) A cross-receipt, dated the Closing Date, executed by the Subscriber and delivered to the Company certifying that the Subscriber has received the Securities.

VII.	INDEMNIFICATION, COSTS AND EXPENSES

7.1 Indemnification by the Company.  The Company agrees to indemnify the Subscriber and its Representatives (collectively, “Purchase Related Parties”) from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly on demand, pay and reimburse each of them costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein; provided, that, such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

7.2 Reserved..

7.3 Indemnification Procedure.

(a) Indemnification Claim.  Promptly after any of the Company Related Party or Subscriber Related Party (hereinafter, the “Indemnified Party”) ahs received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of any such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party form any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(b) Indemnification Notice.  Such notice shall state the nature and the basis of such claim to the extent then known.

(c) Indemnifying Party.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, who shall be reasonable acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith.  If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense hereof and the settlement thereof.

(d) Indemnified Party Cooperation.  Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.

(e) Expenses.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(f) Consent.  Notwithstanding any other provision of this Agreement, the Indemnifying Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

VIII.	MISCELLANEOUS

8.1 Notices.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

If to the Company, to:	Texas Rare Earth Resources Corp.
3 Riverway, Ste. 1800
Houston, Texas 77056
Attention: Dan E. Gorski, Chief Executive Officer

With a copy to:	Brewer & Pritchard, P.C.
Three Riverway, 18th Floor
Houston, TX 77056
Attention: Thomas C. Pritchard, Esq.
Facsimile: (713) 209-2922

if to the Subscriber, to the Subscriber’s address indicated on the Signature Page.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

8.2 Modifications in Writing.  Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

8.3 Binding Effect; Entire Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

8.4 Governing Law.

NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW.  THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL DISTRICT COURTS SITUATED THEREIN AND AGREE TO SAID VENUE.

8.5 Expenses.  Each Party shall be responsible for such Party’s own expenses in connection with this Agreement and the transactions contemplated hereby.

8.6 Severability.  The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

8.7 No Waiver.  It is agreed that a waiver by either Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same Party.

8.8 Survival.  All of the representations and warranties contained in this Agreement shall survive execution and delivery of this Agreement and the undersigned’s investment in the Company.

8.9 Necessary Action.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.10 Execution in Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.11 No Third Party Rights.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person or any entity that is not a party to this Agreement.  Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

8.12 Change of Control.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all common stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, operation of law or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Securities.

8.13 Interpretation.

(a) This Agreement is intended to be read and construed in conjunction with the other Disclosure Materials pertaining to the issuance by the Company of the Securities.  Accordingly, pursuant to the terms and conditions of this Agreement and the Disclosure Materials it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth herein, shall constitute an agreement to be bound by the terms and conditions hereof with the same effect as if each of the related Disclosure Materials were separately signed.

(b) Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to.”

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date set forth below.

[Signature page follows]

SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE

The undersigned hereby represents, warrants and covenants that the undersigned is duly authorized by the prospective investor to take all requisite action on the part of the prospective investor listed below to enter into this Agreement and, further, that the prospective investor has all requisite authority to enter into such Agreement.

The undersigned represents and warrants that each of the above representations, agreements or understandings set forth herein applies to the prospective investor and that the undersigned has authority under the charter, by-laws, resolutions of such prospective investor to execute this Agreement.

[__]

_____________________________

Dated:   [__], 2011

ACCEPTANCE PAGE FOR SUBSCRIPTION AGREEMENT

Agreed to and accepted as of [__], 2011.

Texas Rare Earth Resources Corp.

_______________________________
Name:Dan E. Gorski
Title:Chief Executive Officer

EXHIBIT C

NOTICE OF EXERCISE

TO:           Board of Directors of Texas Rare Earth Resources Corp.

(1) The undersigned hereby elects to purchase ______________ shares of the Company pursuant to the terms of the attached Subscription Agreement, and hereby agrees to tender payment of $___________ ($2.50 per share of common stock), the exercise price, together with all applicable transfer taxes, if any, and as a result thereof, desires that the undersigned be issued a five (5) year warrant to purchase up to _______________ shares of Company common stock.

(2) Within two (2) business days following the receipt by the Company of this Notice of Exercise, the Company shall deliver to the Subscriber a new subscription agreement, substantially in the form of the Subscription Agreement (save for Section 2.3) and a new registration rights agreement, substantially in the form of the Registration Rights Agreement attached as Exhibit B to the Subscription Agreement.   Within five (5) business days following receipt of the new subscription agreement and registration rights agreement, the undersigned agrees to deliver to the Company an executed copy of such new subscription agreement, new registration rights agreement, and the option purchase price.

(3) The undersigned hereby requests that the stock certificate or certificates representing the Option Shares, the Option Warrant, and the Option Warrant Shares (if the Option Warrant is exercised) be in the name of the undersigned or in such other name as is specified as follows:  _______________________________

(4)	The securities described in Section (3) above shall be delivered to the following address:

_______________________________

_______________________________

_______________________________

[PURCHASER]

By: _____________________________
Name: __________________________
Title: ___________________________
FEIN: ________________
Dated: ___________________________